Exhibit 4.2

EXECUTION VERSION

ONEBEACON U.S. HOLDINGS, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

AND

ONEBEACON INSURANCE GROUP, LTD.

as Guarantor

FIRST SUPPLEMENTAL INDENTURE

to the

INDENTURE

dated as of November 9, 2012

Dated as of November 9, 2012

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 9, 2012, is among ONEBEACON U.S. HOLDINGS, INC., a Delaware corporation (the “Company”), ONEBEACON INSURANCE GROUP, LTD., a company existing under the laws of Bermuda (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of November 9, 2012 (the “Base Indenture”, as supplemented by this Supplemental Indenture, the “Indenture”) among the Company, the Guarantor and the Trustee, providing for the issuance from time to time of one or more series of Securities;

WHEREAS, pursuant to Section 901(5) of the Indenture, the Company, the Guarantor and the Trustee may enter into a supplemental indenture, without the consent of any Holders of Securities, to establish the form or terms of Securities of any series as permitted by Article Two and Article Three of the Indenture, and/or to add to the rights of the Holders of the Securities of any series;

WHEREAS, pursuant to this Supplemental Indenture, the Company and the Guarantor desire to issue a new series of Securities under the Indenture to be designated the “4.60% Senior Notes due 2022” in an initial aggregate principal amount of $275,000,000 (the “Notes”) and to establish the forms and the terms thereof and of the Guarantee of the Notes;

WHEREAS, the Notes have been duly authorized pursuant to a Board Resolution and all other necessary corporate action on the part of the Company and the Guarantor; and

WHEREAS, the Company has requested that the Trustee join the Company and the Guarantor in the execution and delivery of this Supplemental Indenture.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

This Supplemental Indenture shall become effective upon the execution and delivery by the Company, the Guarantor and the Trustee.

ARTICLE 1

DEFINITIONS

Section 1.01.  Definitions.  Unless the context otherwise requires for all purposes of this Supplemental Indenture:

(a)                                 each term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture; and

(b)                                 a reference to a Section or Article is to a Section or Article of this Supplemental Indenture unless otherwise indicated.

ARTICLE 2

TERMS OF THE NOTES

Section 2.01.  Title and Principal Amount.  There is hereby authorized and established a new series of Securities under the Indenture designated as the “4.60% Senior Notes due 2022,” which is not limited in aggregate principal amount. The initial aggregate principal amount of the Notes to be issued under this Supplemental Indenture shall be $275,000,000.

Section 2.02.  Form and Denomination.  The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto. The Notes shall be initially issued in global form in accordance with Section 204 of the Base Indenture. The Company shall issue the Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Section 2.03.  Terms of Notes.  The Notes shall be issued as Registered Securities. The terms of the Notes set forth in the form of Note attached as Exhibit A hereto are incorporated by reference into this Supplemental Indenture. Except as otherwise provided in this Supplemental Indenture or the Notes, the Notes shall be subject to the terms of the Base Indenture. In the event of any inconsistency between the provisions of this Supplemental Indenture and the provisions of the Base Indenture, the provisions of this Supplemental Indenture shall be controlling with respect to the Notes.

Section 2.04.  Guarantee.  Article Twelve of the Base Indenture provides for a Guarantee by the Guarantor of selected series of Securities. Article Twelve of the Indenture is expressly made applicable to the Notes.

Section 2.05.  Defeasance and Covenant Defeasance.  Section 402 of the Indenture and Section 403 of the Indenture shall apply to the Notes.

Section 2.06.  Additional Notes.  The Company will initially issue $275,000,000 aggregate principal amount of the Notes. The Company may issue additional Notes without the consent of the Holders of Notes. Any additional Notes shall be consolidated and form a single series with, and shall have the same terms as to status, redemption or otherwise as the Notes then Outstanding, except for issue date, issue price and, if applicable, first interest payment date and the first date from which interest accrues. Additional Notes may be issued, even if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

Section 2.07.  Original Issue of Notes.  The Notes may, upon effectiveness of this Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver such Notes as in such Company Order provided.

Section 2.8.  Amendments to Article Five of the Base Indenture.  A new clause (8) shall be added to Section 501 of the Base Indenture, and shall hereinafter be deemed a part of the Indenture and applicable to the Notes.

(8) a default under the terms of any instrument evidencing or securing guarantees, notes, bonds, debentures or other similar evidences of Debt (“Indebtedness”) of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay the principal of such Indebtedness when due (after the expiration of any applicable grace period) and, in each case, the total amount of such Indebtedness has an outstanding aggregate principal amount greater than $75,000,000.

Section 2.9.  Amendments to Article Ten of the Base Indenture.  The following Sections 1006 and 1007 shall be added to Article Ten of the Base Indenture, and shall hereinafter be deemed a part of the Indenture and applicable to the Notes.

Section 1006.  Limitations on Liens.

(1)  The Company and the Guarantor will not, and will not permit any Subsidiary of the Company and the Guarantor to, create, incur, assume or permit to exist any mortgage, pledge, encumbrance, charge or security interest of any kind (each a “Lien”) on any stock or Indebtedness of a Subsidiary of the Company or the Guarantor or property of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor, to secure any Indebtedness of the Company, the Guarantor or any Subsidiary of the Company or the Guarantor or any other person, or permit any Subsidiary of the Company or the Guarantor to do so, without securing the Notes equally and ratably with such Indebtedness for so long as such Indebtedness shall be so secured; provided that the foregoing restrictions shall not apply to Indebtedness secured by:

a.              Liens existing on the date hereof;

b.              Liens on stock or Indebtedness of entities existing at the time they become Subsidiaries of the Company or the Guarantor or on stock or Indebtedness of a Subsidiary of the Company or the Guarantor existing at the time of acquisition of such stock or Indebtedness;

c.               Liens on property of entities existing at the time they become Subsidiaries of the Company or the Guarantor;

d.              Liens on property existing when acquired, or incurred to finance the purchase price, development or construction thereof; provided that such Liens do not extend to property owned by the Company, the Guarantor or a Subsidiary of the Company or the Guarantor immediately prior thereto;

e.               Liens to extend, renew or replace any Liens referred to in subsections (a) through (d) above;

f.                Liens relating to sale and leaseback transactions described in clauses (a) through (d) of Section 1007(2);

g.               Liens in favor of the Company or the Guarantor or one or more Subsidiaries of the Company or the Guarantor granted by the Company or the Guarantor or one or more Subsidiaries of the Company or the Guarantor to secure any intercompany obligations;

h.              mechanics’, landlords and similar Liens;

i.                  Liens arising out of legal proceedings being contested;

j.                 Liens for taxes not yet due, or being contested;

k.              easements and similar Liens not impairing the use or value of the property involved;

l.                  pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

m.          deposits to secure performance of letters of credit, bids, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

n.              any interest or title of a lessor under any lease entered into in the ordinary course of business; and

o.              Liens on assets of any Subsidiary of the Company or the Guarantor which is required to be licensed as an insurer or reinsurer (or any Subsidiary of such Subsidiary) securing (a) Indebtedness of such a

Subsidiary to any other such Subsidiary, (b) short-term Indebtedness (i.e. with a maturity of less than one year when issued, provided that such Indebtedness may include an option to extend for up to an additional one year period) incurred or issued to provide short-term liquidity to facilitate claims payments in the event of catastrophes, (c) Indebtedness incurred or issued in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) and letters of credit, bank guarantees, surety bonds or similar instruments issued for the account of any such Subsidiary in the ordinary course of its business or in securing insurance-related obligations (that do not constitute Indebtedness) or (d) insurance-related obligations (that do not constitute Indebtedness); (e) judgment Liens in respect of judgments that do not constitute an Event of Default; (f) Liens on securities that are lent pursuant to securities lending activities.

(2)  Notwithstanding the provisions of Section 1006(1), the Company, the Guarantor and any Subsidiary of the Company and the Guarantor may create, incur, assume or permit to exist any Liens on stock, Indebtedness or property that would otherwise be subject to Section 1006(1), securing Indebtedness, if the aggregate amount of all Indebtedness then outstanding secured by such Liens and all other Liens pursuant to this clause (2) (excluding Liens otherwise permitted under the Indenture) does not exceed 10% of the total consolidated shareholders’ equity (including preferred equity) of the Guarantor as shown on the consolidated balance sheet, determined in accordance with generally accepted accounting principles, contained in the latest annual or quarterly report to shareholders of the Guarantor.

Section 1007.  Limitation on Sale and Leasebacks.

(1)  The Company and the Guarantor will not, and will not permit any Subsidiary of the Company and the Guarantor to, enter into any arrangement with any person pursuant to which the Company, the Guarantor or any Subsidiary of the Company and the Guarantor leases any property that has been or is to be sold or transferred by the Company, the Guarantor or the Subsidiary of the Company and the Guarantor to such person (a “sale and leaseback transaction”), except that a sale and leaseback transaction is permitted if the Company, the Guarantor or such Subsidiary would be entitled to secure the property to be leased (without equally and ratably securing the Notes then Outstanding) in an amount equal to the present value (as determined in good faith by the Company) of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined under Section 1006.

(2)  In addition, the limitation in Section 1007(1)shall not apply to:

a.              leases existing on the date hereof;

b.              leases for a term, including renewals at the option of the lessee, of not more than five years;

c.               leases between the Company or the Guarantor and a Subsidiary of the Company or the Guarantor or between Subsidiaries of the Company or the Guarantor; and

d.              leases of property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property.

ARTICLE 3

MISCELLANEOUS

Section 3.01.  Effect of Guarantee; Guarantor to be Bound by Indenture.  The Guarantor hereby irrevocably, fully and unconditionally Guarantees to each Holder of the Notes and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company under the Indenture or the Notes, the obligations of the Company with respect to payment and performance of the Notes and the other obligations of the Company under the Indenture with respect to the Notes on the terms, and subject to the conditions, contained in Article Twelve of the Base Indenture and agrees to be bound by all other terms of the Indenture.

Section 3.02.  Ratification of Indenture.  The Base Indenture is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.

Section 3.03.  Trustee Not Responsible for Recitals.  The recitals herein contained are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

Section 3.04.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

Section 3.05.  Conflict With Trust Indenture Act.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

Section 3.06.  Separability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.07.  Counterparts Originals.  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

ONEBEACON U.S. HOLDINGS, INC.

By:	/s/ Paul H. McDonough
	Name:	Paul H. McDonough
	Title:	Chief Financial Officer

ONEBEACON INSURANCE GROUP, LTD.

By:	/s/ Paul H. McDonough
	Name:	Paul H. McDonough
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

[Signature page to First Supplemental Indenture]

NOTATION OF GUARANTEE

OneBeacon Insurance Group, Ltd., a company existing under the law of Bermuda (the “Guarantor”, which term includes any successor thereto under the Indenture (the “Indenture”) referred to in the Security on which this notation is endorsed) has unconditionally guaranteed, pursuant to the terms of the Guarantee contained in Article Twelve of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Security, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption, early repayment or otherwise, in accordance with the terms of this Security and the Indenture.

The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantee.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this notation of the Guarantee is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

ONEBEACON INSURANCE GROUP, LTD.

By:
Name:
Title:

EXHIBIT A

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]*

* Include in Global Security only.

REGISTERED	PRINCIPAL AMOUNT: $
No.	CUSIP:

ONEBEACON U.S. HOLDINGS, INC.

4.60% SENIOR NOTE DUE 2022

ONEBEACON U.S. HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the “Company”, which terms includes any successor Person under the Indenture), for value received, hereby promises to pay to [CEDE & CO.]*, or its registered assigns, the principal sum [of      ][set forth in Schedule I hereto]* on November 9, 2022 (the “Stated Maturity”), and to pay interest on said principal sum semi-annually in arrears on May 9 and November 9 of each year commencing May 9, 2013 (each an “Interest Payment Date”) at the rate of 4.60% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities of this series will accrue from November 9, 2012 (the “Issue Date”), to the first Interest Payment Date, and thereafter will accrue from the last Interest Payment Date to which interest has been paid or duly provided for. In the event that any Interest Payment Date or the date of Stated Maturity is not a Business Day, then payment of interest, principal or premium, if any, payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay) with the same force and effect as if made on the Interest Payment Date or the date of Stated Maturity, as the case may be. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the April 24 or October 24, as the case may be (the “Regular Record Date”), immediately preceding the relevant Interest Payment Date, provided, however, that interest payable at Maturity will be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

* Include in Global Security only.

The principal of and premium, if any, and each installment of interest on this Security, and registrations of transfers and exchanges, will be made at the office or agency of the Company in The City of New York; provided that the payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto or by wire transfer to an account designated by the person entitled thereto; and provided further that so long as the Securities of this series are registered in the name of The Depository Trust Company or its nominee all payments of principal, premium, if any, and interest in respect of this Security will be made in immediately available funds. Notices and demands to or upon the Company in respect of this Security or the Indenture (as hereinafter defined) may be made at the office of the Trustee at The Bank of New York Mellon Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, IL 60602.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Any capitalized term which is used herein and not otherwise defined shall have the meaning ascribed to such term in the Indenture.

Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ONEBEACON U.S. HOLDINGS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), designated as its 4.60% Senior Notes due 2022, all issued and to be issued under the Indenture, dated as of November 9, 2012 (the “Base Indenture”) among the Company, OneBeacon Insurance Group, Ltd., as guarantor (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of November 9, 2012 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor, and the Trustee, creating such issue and to which reference is made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

General Provisions

The provisions for defeasance of the entire Indebtedness of this Security upon compliance with certain conditions set forth in the Indenture shall apply to the Securities.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof by supplemental indenture and the modification of the rights and obligations of the Company, the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture by the Company (when authorized by or pursuant to a Board Resolution), the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the securities at the time Outstanding of each series to be affected. The Indenture contains provisions permitting the Holders of a majority in aggregate principal amount of the securities of all series then Outstanding to waive compliance by the Company and the Guarantor with certain provisions of the Indenture. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the securities of each series at the time Outstanding, on behalf of the Holders of all securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor on in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee, the Trustee for 60 days after receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding, and no direction inconsistent with such written request shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, any premium, or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and the Guarantor, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

The Securities of this issue are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this issue are exchangeable for a like aggregate principal amount of Securities of this issue and of like tenor and of authorized denominations, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

This Security is guaranteed by the Guarantor as set forth in the Indenture.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Optional Redemption

The Company may redeem the Securities of this series, in whole or in part (equal to an integral multiple of $1,000), at its option at any time and from time to time.  The redemption price for the Securities to be redeemed will be equal to the greater of (i) the principal amount being redeemed, or (ii) the sum of the present values of the remaining scheduled payments of interest and principal on the Securities to be redeemed (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest to the date of redemption.  The principal amount of a Security remaining outstanding after a redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof. Notice of redemption shall be given to each registered Holder of the Securities to be redeemed at least 30 days, and not more than 60 days, prior to the redemption date. Once notice of redemption is mailed, the Securities called for redemption shall become due and payable on the redemption date and at the redemption price, plus accrued and unpaid interest to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Securities redeemed.

For purposes of this paragraph, the following definitions are applicable:

“Treasury Rate” means, for any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate notes of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, for any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations for that redemption date, or (B) if OB Holdings obtains fewer than four Reference Treasury Dealer Quotations, the average of all the Reference Treasury Dealer Quotations obtained.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) each of Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and HSBC Securities (USA) Inc. and, in each case, their respective successors; provided, however, that if any of them ceases to be a primary U.S. Government securities dealer in New York City, the Company will appoint another primary U.S. Government securities dealer as a substitute and (2) any other U.S. Government securities dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 3:30 p.m. New York City time on the third business day preceding the redemption date for the Senior Notes being redeemed.

If the Company elects to redeem less than all of the Securities, then the Trustee will select the particular Securities to be redeemed in accordance with the Terms of the Indenture.

The Securities shall not be convertible into shares of Common Stock and/or exchangeable for other securities.

Further Issues

The Company will initially issue $275,000,000 aggregate principal amount of the Securities. The Company may issue additional Securities without the consent of the Holders of Securities. Any additional Securities shall be consolidated and form a single series with, and shall have the same terms as to status, interest rate, maturity or otherwise as the Securities then Outstanding, except for issue date, issue price and, if applicable, first interest payment date and the first date from which interest accrues. Additional Securities may be issued, even if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

(Insert Taxpayer Identification No.)

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

[Attach to Global Security only]

Schedule I to

OneBeacon U.S. Holdings, Inc.

4.60% Note Due 2022

No. [  ]

SCHEDULE OF PRINCIPAL AMOUNT OF GLOBAL NOTE

The original principal amount of the note is: $275,000,000

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian